Exhibit 10.17

Body text (2);Body text1;AMENDMENT NO. 5 TO COLLABORATION AGREEMENT

This Amendment No. 5 (this “Amendment”) is entered into this 6 day of

2014 (“Amendment Effective Date”), by and among MEDIVATION, INC., a Delaware corporation having its principal place of business at 525 Market Street, 36th Floor, San Francisco, California 94105, United States, its wholly owned subsidiary MEDIVATION PROSTATE THERAPEUTICS, INC., a Delaware corporation having its principal place of business at the same location (such entities, collectively, “Medivation”), ASTELLAS PHARMA INC., a Japanese corporation having its principal place of business at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“API”) and its indirect wholly owned subsidiary ASTELLAS US LLC, a Delaware limited liability company having its principal place of business at 1 Astellas Way, Northbrook, Illinois 60062, United States (“AUS”; collectively with API, “Astellas”) and amends the Collaboration Agreement effective as of October 26, 2009 as previously amended (the “Collaboration Agreement”). Medivation and Astellas are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise expressly provided in this Amendment, all definitions in the Collaboration Agreement shall be also applicable to this Amendment.

RECITALS

WHEREAS, on March 24, 2014, the MHLW in Japan approved the MDY3100 Product for the indication “Castration Resistant Prostate Cancer” (the “ J-NDA”) with a precaution in the label stating that efficacy and safety of the MDV3100 Product in chemotherapy-na’ive patients with prostate cancer have not been established (the “Precautionary Statement”);

WHEREAS, on March 24, 2014, reserving all rights, Astellas notified Medivation of its achievement of the “approval of MAA in Japan” milestone for the Post-Chemo CRPC Indication, and that Medivation had earned Fifteen Million dollars ($15,000,000) in consideration for such milestone to be paid to Medivation by Astellas within thirty (30) days, in accordance with Sections 9.4(a) & (e) of the Collaboration Agreement;

WHEREAS, on June 21, 2013, Astellas, reserving all rights, paid Medivation the sum of Five Million Dollars ($5,000,000.00) as consideration for achieving the “first acceptance for filing of an MAA in Japan” milestone for Post-Chemo CRPC Indication, in accordance with Section 9.4(a) of the Collaboration Agreement;

Body text1;Heading #1;WHEREAS, the Parties, pursuant to the Collaboration Agreement, have conducted a pivotal clinical trial entitled “PREVAIL: A Multinational Phase 3, Randomized, Double- Blind, Placebo-Controlled Efficacy and Safety Study of Oral MDV3100 in Chemotherapy Naive Patients with Progressive Metastatic Prostate Cancer Who Have

Failed Androgen Deprivation Therapy” (the “PREVAIL Trial”), the results of which are positive;

WHEREAS, on March 24, 2014, Astellas submitted to the MHLW the data resulting from the PREVAIL Trial (the “PREVAIL Data”) and a proposed label without the Precautionary Statement (which would support the MHLW-approved use of the MDV3100 Product for the Chemo-Nai’ve CRPC Indication and HSPC Indication), rather than file an additional MAA for the MDV3100 Product for each of the HSPC Indication and the Chemo-Naive CRPC Indication, and as a result the Parties have been in discussions regarding the appropriate triggers for the Japan related milestone payments payable under Section 9.4(a) of the Collaboration Agreement that are tied to filing and approval of an MAA in Japan for the Chemo-Naive CRPC Indication or the HSPC Indication; and

WHEREAS, the Parties wish to reach a good faith agreement respecting this milestone payment issue.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants and conditions in this Amendment, the Parties hereby agree to amend the Collaboration Agreement as follows:

1. Japan Related Regulatory Filings and Milestones.

1.1 Submission of Request Based Upon PREVAIL Data. The Parties agree that Astellas’ March 24, 2014 submission to the MHLW of the PREVAIL Data and a proposed label without the Precautionary Statement would support the MHLW- approved use of the MDV3100 Product for the Chemo-Naive CRPC Indication and HSPC Indication, as applicable) (the “PREVAIL Request”).

1.2 The Japan Chemo-Naive CRPC Indication Filing Milestone. Under Section 9.4(a) of the Collaboration Agreement, a milestone payment of Five Million Dollars ($5,000,000.00) is payable within thirty (30) days after the first acceptance for filing of an MAA in Japan seeking approval of a Product for the Chemo-Naive CRPC Indication (the “Japan Chemo-Naive CRPC Indication Filing Milestone”). The Parties hereby agree that the Japan Chemo-Naive CRPC Indication Filing Milestone shall be deemed to have been triggered by Astellas’ submission of the PREVAIL Request, which occurred on March 24, 2014, and shall be payable within thirty (30) days after the Amendment Effective Date.

1.3 The Japan HSPC Indication Filing Milestone. Under Section 9.4(a) of the Collaboration Agreement, a milestone payment of Ten Million Dollars ($10,000,000.00) is payable within thirty (30) days after the first acceptance for filing of an MAA in Japan seeking approval of a Product for the HSPC Indication (the “Japan

HSPC Indication Filing Milestone”). The Parties hereby agree that the Japan HSPC Indication Filing Milestone shall be deemed to have been triggered by Astellas’ submission of the PREVAIL Request, which occurred on March 24, 2014, and shall be payable within thirty (30) days after the Amendment Effective Date.

1.1 Japan Chemo-Nai’ve CRPC Indication Approval Milestone. Under Section 9.4(a) of the Collaboration Agreement, a milestone payment of Fifteen Million Dollars ($15,000,000.00) is payable within thirty (30) days after the Approval of the MAA in Japan of a Product for the Chemo-Nai’ve CRPC Indication (the “Japan Chemo- Na’ive CRPC Indication Approval Milestone”). The Parties hereby agree that upon the earlier to occur of (a) the consent by the MHLW to the PREVAIL Request or (b) any removal of the Precautionary Statement from the J-NDA without imposing any other similar restriction by the MHLW, the Japan Chemo-Nai’ve CRPC Indication Approval Milestone shall be due and owing within thirty (30) days after the date of such consent or the date of such removal of the Precautionary Statement from the J-NDA without imposing any other similar restrictions by the MHLW, as applicable.

1.2 Japan HSPC Indication Approval Milestone. Under Section 9.4(a) of the Collaboration Agreement, a milestone payment of Thirty Million Dollars ($30,000,000.00) is payable within thirty (30) days after the Approval of the MAA in Japan of a Product for the HSPC Indication (the “Japan HSPC Indication Approval Milestone”). The Parties hereby agree that upon the earlier to occur of (a) the consent by the MHLW to a PREVAIL Request as described in Section 1.4 of this Amendment, or (b) removal of the Precautionary Statement from the J-NDA without imposing any other similar restriction by the MHLW, the Japan HSPC Indication Approval Milestone shall be due and owing within thirty (30) days after the date of such consent or the date of such removal of the Precautionary Statement from the J-NDA without imposing any other similar restriction by the MHLW, as applicable.

1.3 Payment of Deferred HSPC Patient Dosing Milestone. Pursuant to Section 1.2 of the Amendment No.2, the Parties agreed to the deferral of payment of Seven Million Dollars ($7,000,000), constituting a portion of the HSPC Patient Dosing Milestone (as defined in Section 1.1 of Amendment No.2), to become payable within thirty (30) days after the earlier to occur of: (i) the first to occur Regulatory Approval for a Product with a label Encompassing the HSPC Indication (as defined in Section 5.2 of Amendment No.2) obtained in any one of the Shared Territory, the First Country in EU5 or Japan; or (ii) the first patient dosed in any Phase 3 Clinical Trial other than the PREVAIL Trial initiated under the Collaboration Agreement that is designed specifically to support receipt of Regulatory Approval for the HSPC Indication (it being understood that nothing in this Amendment or that amendment shall require either Party to initiate or fund any such other study) (the “Deferred HSPC Patient Dosing Milestone”). Consistent with the Parties’ agreement in Section 1.1 of this Amendment, the Parties hereby agree that the Deferred HSPC Patient Dosing Milestone shall be deemed to have been triggered by the occurrence of the first patient dosed in the pivotal clinical trial entitled “Safety and Efficacy Study of Enzalutamide in Patients With Nonmetastatic Castration-Resistant Prostate Cancer (PROSPER),” which occurred on November 26, 2013, and shall be payable within thirty (30) days after the Amendment Effective Date.

2. Miscellaneous.

2.1 Except as specifically amended herein, the Collaboration Agreement remains in full force and effect. Wherever the terms of this Amendment and the Collaboration Agreement conflict, the terms of this Amendment shall govern and control.

2.2 This Amendment may be executed in counterparts, which together shall constitute one and the same instrument.

In Witness Whereof, the Parties have executed this Amendment by their duly authorized officers as of the Amendment Effective Date.

Medivation,Inc.

By: /s/ Jennifer J. Rhodes

Name: Jennifer J. Rhodes

Title: General Counsel, Chief Compliance Officer, and Corporate Secretary

Astellas Pharma Inc.

By: /s/ Chihiro Yokota

Name: Chihiro Yokota

Title: Corporate VP, Licensing & Alliances

Medivation Prostate Therapeutics, Inc.

By: /s/ Jennifer J. Rhodes

Name: Jennifer J. Rhodes

Title: General Counsel, Chief Compliance Officer, and Corporate Secretary

Astellas US LLC

By: /s/ Masao Yoshida

Name: Masao Yoshida Title: President and CEO